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                                                                    EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

     The following are the Company's subsidiaries as of the close of the fiscal year ended June 30, 1996. All beneficial interests are wholly-owned, directly or indirectly, by the Company and are included in the Company's consolidated financial statements.

                                                                                      State or
                                                                                   Jurisdiction of
                Name                                                                Organization
Alarm Lock Systems, Inc.                                                                Delaware

Derringer Security Systems, Inc.                                                        New York

E.E. Electronic Components Inc.                                                         New York

Napco Security Systems International, Inc.                                              New York

NSS Caribe, S.A.                                                                        Dominican
                                                                                        Republic

Raltech Logic, Inc.                                                                     New York

UMI Manufacturing Corp.                                                                 New York

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